UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): June 8, 2012

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Hanger Orthopedic Group, Inc.

(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01.             Other Events.

At the 2012 Annual Meeting of the Stockholders of Hanger Orthopedic Group, Inc. (the “Company”) held on May 10, 2012, the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name from Hanger Orthopedic Group, Inc. to Hanger, Inc.  The Company filed the Amendment with the Secretary of State of the State of Delaware, which Amendment became effective as of 12:01 a.m. Eastern Time on June 8, 2012.  The Company’s New York Stock Exchange ticker symbol, HGR, remains unchanged.

A composite version of the Company’s Amended and Restated Certificate of Incorporation, as amended through June 8, 2012, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Also on June 8, 2012, the Company issued a press release announcing its change in name to Hanger, Inc., which press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(3.1)                             Composite of Amended and Restated Certificate of Incorporation of Hanger, Inc., as amended through June 8, 2012.

(99.1)                      Press Release of Hanger, Inc., dated June 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: June 8, 2012

EXHIBIT INDEX

Exhibit No.	Description

(3.1)	Composite of Amended and Restated Certificate of Incorporation of Hanger, Inc., as amended through June 8, 2012.

(99.1)	Press Release of Hanger, Inc., dated June 8, 2012.